CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
First Investors Life Insurance Company
110 Wall Street
New York, NY  10005

We hereby consent to the use in Pre–Effective Amendment No. 1 to the Registration Statement on Form N-4 (file no. 333-186359) of our report dated March 9, 2011 relating to the December 31, 2010 financial statements of First Investors Life Variable Annuity Fund D which includes the financial highlights for the years ended December 31, 2008 through 2010 and our report dated March 9, 2011 relating to the December 31, 2010 financial statements of First Investors Life Insurance Company, which are referenced in said Registration Statement.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
May 2, 2013